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                      [Letterhead of Dilworth Paxson LLP]



Direct Dial Number:
(215) 575-7000


                                 July 31, 1998



Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD 20852

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to an additional 24,484 shares of the Company's Common Stock, par value $.002 per share (the "Shares"), which are issuable upon exercise of options (the "Options") granted pursuant to: (i) the TYECIN Systems, Inc. 1993 Stock Option Plan (the "1993 Option Plan") - 46 Shares; and (ii) the TYECIN Systems, Inc. 1994 Flexible Stock Incentive Plan, as amended (the "1994 Option Plan") - 24,438 Shares (collectively, the "Plans"). (The number of Shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or in the relevant plan.)

         The Company acquired TYECIN Systems, Inc. ("TYECIN") pursuant to an Agreement and Plan of Merger dated as of June 1, 1998, by and among the Company, TYECIN and certain other parties (the "Merger Agreement"). The Company assumed the Options pursuant to the Merger Agreement.

         The Shares are the subject of a Registration Statement on Form S-8 which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about July 31, 1998. (Said Registration Statement on Form S-8 is referred to hereinafter as the "Registration Statement.")

         In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors respectively approving the Merger Agreement and the assumption of the options; (iii) the Merger Agreement (including all exhibits and schedules thereto); (iv) each of the Plans; (v) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (vi) the Registration Statement; and (vii) such
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DILWORTH PAXSON LLP                                                     PAGE 2
TO:  MANUGISTICS GROUP, INC.


certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures. We have assumed the due and valid adoption of the Plans, and the due and valid issuance by TYECIN of the options assumed by the Company in the merger.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the terms of the 1993 Option Plan or the 1994 Option Plan, as appropriate, and options duly respectively granted thereunder, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

         We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. This opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                         Very truly yours,

                                         /s/ DILWORTH PAXSON LLP
                                         DILWORTH PAXSON LLP

cc:      Helen A. Nastasia, General Counsel
           and Secretary
         Manugistics Group, Inc.